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                                                                    Exhibit 21.1


                                SUBSIDIARIES OF
                           PROQUEST COMPANY (Delaware)
                                  March 2001


                 ProQuest Company subsidiaries are 100% owned by
                   ProQuest Company unless otherwise indicated


ProQuest Company - Subsidiary                            Incorporation
-----------------------------                            -------------

Bell & Howell U.K. Holdings Limited                      United Kingdom
(Formerly known as Bell & Howell A-V Limited.
1 share held by a director for Bell & Howell Company)

- Bell & Howell Information and Learning Ltd.            United Kingdom
(100% owned by Bell & Howell U.K. Holdings)

- Alison Associates Limited                              United Kingdom
(100% owned by Bell & Howell U.K. Holdings Limited)

- Chadwyck-Healey Limited                                United Kingdom
(100% owned by Bell & Howell U.K. Holdings Limited)

Bell & Howell Company (Nameholding)                      Nevada

Bell & Howell Scanner LLC                                Delaware

Bell & Howell Financial Services Company                 Delaware

-  BHAC Leasing Corporation                              Delaware
(100% owned by Bell & Howell Financial
Services Company)

-  Bell & Howell Asset Placement Inc.                    Delaware
(100% owned by Bell & Howell Financial
Services Company)

Bell & Howell Foreign Sales Corporation                  Barbados

Bell & Howell France S.A.                                France
(97% owned by ProQuest Company;
3% owned by Bell & Howell GmbH;
9 shares held by individuals as required by By-Laws)

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ProQuest Company - Subsidiary                            Incorporation
-----------------------------                            -------------


Bell & Howell GmbH                                       Germany

-  Bell & Howell AG                                      Switzerland
(100% owned by Bell & Howell GmbH)

-  Bell & Howell Ges.m.b.H.                              Austria
(100% owned by Bell & Howell GmbH)

Bell & Howell International Services Company             Delaware

Bell & Howell Japan Ltd. Co.                             Japan

Bell & Howell Limited                                    United Kingdom
(100% owned by Bell & Howell U.K. Holdings Limited)

- Micromedia Limited                                     United Kingdom
(100% owned by Bell & Howell Limited;
1 share held by a director for Bell & Howell Limited)

- Paragon Technical Services Limited                     United Kingdom
(100% owned by Bell & Howell Limited)

- International Imaging Limited                          United Kingdom
(100% owned by Bell & Howell Limited)

Bell & Howell Ltd                                        Canada

- Bell & Howell (Quebec) Ltd. or Bell & Howell           Quebec
(Quebec) Ltee
(100% owned by Bell & Howell Ltd; 5 shares held by officers and directors for Bell & Howell Ltd)

Bell & Howell Mail and Messaging Technologies Company    Delaware
(Formerly known as Mail Processing Systems Company)

- Blue Lake Software, Inc.                               Alabama
(100% owned by Bell & Howell Mail Technologies Company)
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ProQuest Company - Subsidiary                            Incorporation
-----------------------------                            -------------

Bell & Howell Mailmobile Company                         Delaware

Bell & Howell Europa BV                                  Netherlands

Bell & Howell Nederland B.V.                             Netherlands
(100% owned by Bell & Howell Europa BV)

Document Process, SA                                     France
(100% owned by Bell & Howell Europa BV)

Bell & Howell Postal Systems Inc.                        Delaware

Bell & Howell Protocorp International, Inc.              North Carolina

Bell & Howell Publishing Services Company                Delaware
(Formerly known as Publication Systems Company)

- Bell & Howell Publication Systems Company BV           Netherlands
(100% owned by Bell & Howell Publishing Services
Company)

Bell & Howell Paperwise Company                          Delaware

Bell & Howell PW Licensing Company                       Delaware

Bell & Howell (Singapore) Pte Ltd.                       Singapore

ProQuest Information and Learning Company                Delaware
(Formerly known as UMI Company)

- Chadwyck-Healey Inc.                                   Delaware
(100% owned by ProQuest Information and Learning
Company)